UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 19, 2026

DATAMEDS AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 950, Tampa, FL	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 844-203-6092

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MEDS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 20, 2026, DataMeds AI, Inc. (the “Company”) issued a press release announcing it has regained compliance with Nasdaq Listing Rule 5550(b)(1). The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

As previously disclosed on Form 8-K/A filed on April 21, 2026, on April 13, 2026, the Company received a deficiency letter (the “Deficiency Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based on the stockholders’ equity of $(12,447,801) reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company no longer satisfied the $2,500,000 minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(b)(1), and that, as of the date of the Deficiency Letter, the Company also did not meet the alternative compliance standards under that Rule based on market value of listed securities or net income from continuing operations.

On October 19, 2026, the Company received written notice from the Staff informing the Company that it has regained compliance with Nasdaq Listing Rule 5550(b)(1).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DataMeds AI, Inc.

Date: October 20, 2026	By:	/s/ Prashant Patel
Prashant Patel, President